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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of report (Date of earliest event reported):  October 2, 1998

                         Kilroy Realty Corporation
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Maryland                    1-12675                          95-4598246
   --------------        ------------------------            -------------------
     (State of           (Commission File Number)              (IRS Employer
   Incorporation)                                            Identification No.)

                          2250 East Imperial Highway
                                  Suite 1200
                         El Segundo, California 90245
                         ----------------------------
              (Address of principal executive offices) (Zip Code)


                                (310) 563-5500
                     -------------------------------------
             (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.
          ------------

          On October 2, 1998, the Board of Directors of Kilroy Realty Corporation (the "Company") adopted a Preferred Share Purchase Rights Plan (the "Rights Plan").

          In connection with the Rights Plan, the Board of Directors of the Company declared a dividend of one preferred share purchase right (the "Rights") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on October 15, 1998 (the "Record Date"). Each Right will entitle the registered holder thereof, after the Rights become exercisable and until October 2, 2008 (or the earlier redemption, exchange or termination of the Rights), to purchase from the Company one one-hundredth (1/100th) of a share of Series B Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), at a price of $71.00 per one one-hundredth (1/100th) of the Preferred Share, subject to certain anti-dilution adjustments (the "Purchase Price").

          Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more (or, in the case of John B. Kilroy, Sr., the Company's Chairman, John B. Kilroy, Jr., the Company's President and Chief Executive Officer, and Kilroy Industries, and their respective affiliates, more than 21%) of the Common Shares (an "Acquiring Person") or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more (or, in the case of John B. Kilroy, Sr., the Company's Chairman, John B. Kilroy, Jr., the Company's President and Chief Executive Officer, and Kilroy Industries, and their respective affiliates, more than 21%) of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. The Rights will be transferred with and only with the Common Shares until the Distribution Date or earlier redemption or expiration of the Rights. The Board of Directors will not be permitted to postpone the exerciseability and transferability of the Rights. As soon as practicable after such time, separate certificates ("Right Certificates") would be issued to holders of record of the Common Shares as of the close of business on the Distribution Date and, subject to the termination of the right of redemption, the Rights would become exercisable and transferable. Right Certificates initially would represent the right to purchase one Common Share for each Common Share currently outstanding.

          Each Preferred Share purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a preferential liquidation payment of $100 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 100

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times the payment made per Common Share. Each Preferred Share will have 100 votes and will vote together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Preferred Shares will not be redeemable. The Rights will be protected by customary anti-dilution provisions. Because of the nature of the Preferred Share's dividend, liquidation and voting rights, the value of one one-hundredth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          In the event a person or group becomes an Acquiring Person, or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the then current Purchase Price of one Right. The number of Rights associated with each Common Share will be adjusted in the event the Company distributes Common Shares as dividends, or declares a split or reverse split in the number of shares of Common Stock. In the event that, after a person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of one Right.

          At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Shares, the Company may exchange the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, for Common Shares having an aggregate value equal to the difference between the value of the Common Shares issuable upon exercise of the Rights and the Purchase Price payable upon such exercise.

          The Rights may be redeemed in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the time a person becomes an Acquiring Person. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The Rights will expire at the close of business on October 2, 2008 (unless earlier redeemed, exchanged or terminated). ChaseMellon Shareholder Services, L.L.C. will serve as the Rights Agent.

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          The Purchase Price payable, and the number of one one-hundredths of a
Preferred Share or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Preferred Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

          Any of the provisions of the Rights Agreement dated as of October 2, 1998 between the Company and the Rights Agent (the "Rights Agreement") may be amended by the Board of Directors of the Company for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holder of the Rights.

          One Right will be distributed to stockholders of the Company for each Common Share owned of record by them on October 15, 1998. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached Rights. The Company has agreed that, from and after the Distribution Date, the Company will reserve 400,000 Preferred Shares initially for issuance upon exercise of the Rights.

          The Rights are designed to assure that all of the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of the Company without paying all stockholders a control premium. The Rights will cause substantial dilution to a person or group that acquires 15% or more of the Company's stock on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at any time prior to the first date that a Person or group has become an Acquiring Person.

          The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement which is attached as an exhibit to this Form 8-K.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

          7(c)  Exhibits
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          4.1   Rights Agreement, dated as of October 2, 1998 between Kilroy
                Realty Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes the form of Articles Supplementary of the Series B Junior Participating Preferred Stock of Kilroy Realty Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

          10.1 First Amendment to Third Amended and Restated Agreement of Limited Partnership by Kilroy Realty Corporation, as general partner of Kilroy Realty, L.P., dated as of October 2, 1998.

          99.1  Press Release of Kilroy Realty Corporation, dated October 2,
                1998.

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 8, 1998
                              KILROY REALTY CORPORATION

                              By: /s/ Tyler H. Rose
                                 ------------------------------------
                                  Tyler H. Rose
                                  Senior Vice President and Treasurer

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                                 EXHIBIT INDEX

4.1 Rights Agreement, dated as of October 2, 1998 between Kilroy Realty Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes the form of Articles Supplementary of the Series B Junior Participating Preferred Stock of Kilroy Realty Corporation as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.1 First Amendment to Third Amended and Restated Agreement of Limited Partnership by Kilroy Realty Corporation, as general partner of Kilroy Realty, L.P., dated as of October 2, 1998.

99.1  Press Release of Kilroy Realty Corporation, dated October 2, 1998.

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